UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2023, BioReference Health, LLC, a Delaware limited liability company (“BRH”), a subsidiary of OPKO Health, Inc. (the “Company”), together with the other parties thereto, entered into a Waiver and Amendment No. 2 (the “Amendment”) to the Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of August 30, 2021, by and among BRH, certain of its subsidiaries, as borrowers or guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

The Amendment, among other things, (i) replaces the London interbank offered rate (LIBO) with the forward-looking term rate based on the secured overnight financing rate (SOFR) as the interest rate benchmark, (ii) reduces the aggregate revolving commitment from $75,000,000 to $50,000,000, (iii) provides a revised commitment fee rate, and (iv) extends the maturity date from August 2024 to the earlier of August 2025, or 90 days before the maturity date of any material indebtedness at the OPKO Health, Inc. level.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: June 30, 2023	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration